As filed with the Securities and Exchange Commission on [____________], 2026

Registration No. 333- _______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

IP STRATEGY HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	83-4558219
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification Number)

11010 Harbor Hill Drive #B-308
Gig Harbor, Washington 98332
(Address of Principal Executive Offices) (Zip Code)

IP Strategy Holdings, Inc. 2024 Equity Incentive Plan
(Full title of the plan)

Justin Stiefel
Chief Executive Officer
11010 Harbor Hill Drive #B-308
Gig Harbor, Washington 98332
(253) 509-0008
(Name, address including zip code, and telephone number, including area code, of agent for service)

Copies of all communications to:

M. Ali Panjwani, Esq. Eric M. Hellige, Esq. Pryor Cashman LLP 7 Times Square New York, New York 10036-6569 Telephone: (212) 326-0846 Fax: 212-326-0806

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE
This Registration Statement on Form S-8 (this “Registration Statement”) is being filed by IP Strategy Holdings, Inc. (the “Registrant”), to register an additional 412,500 shares of its common stock, $0.0001 par value per share (“Common Stock”), issuable pursuant to the IP Strategy Holdings, Inc. 2024 Equity Incentive Plan (the “2024 Plan”), representing the increase in shares authorized under the Third Amendment to the 2024 Plan approved by the Company's stockholders on June 25, 2026.
The Registrant initially registered 87,500 shares of Common Stock (as adjusted for the Company’s 1-for-20 reverse stock split that was effective as of April 23, 2026) for issuance under the 2024 Plan on a Registration Statement on Form S-8 (File No. 333-292315) (the “Initial Registration Statement”), filed with the Securities and Exchange Commission on December 19, 2025. Pursuant to General Instruction E to Form S-8, the contents of the Initial Registration Statement, including periodic reports that the Registrant filed after the Initial Registration Statement to maintain current information about the Registrant, are incorporated herein by reference, except to the extent supplemented, amended or superseded hereby. This Registration Statement registers an additional 412,500 shares of Common Stock authorized pursuant to the Third Amendment to the 2024 Plan approved by the Registrant’s stockholders on June 25, 2026.
PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
Item 1.     Plan Information.*

Item 2.     Registrant Information and Employee Plan Annual Information.*

*    The documents containing the information specified in Part I of Form S-8 will be sent or given to each participant in the 2024 Plan as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”). Such documents are not required to be and are not filed with the Securities and Exchange Commission (the “Commission”) either as part of this registration statement (this “Registration Statement”) or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act. The Registrant will provide a written statement to participants advising them of the availability without charge, upon written or oral request, of the documents incorporated by reference in Item 3 of Part II hereof and including the statement in the preceding sentence. The written statement to all participants will indicate the availability without charge, upon written or oral request, of other documents required to be delivered pursuant to Rule 428(b), and will include the address and telephone number to which the request is to be directed.

PART II
 INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
The following documents, which have been previously filed by the Registrant with the Commission, are hereby incorporated by reference in this Registration Statement:
1.The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2025, as filed with the Commission on April 14, 2026;

2.The Registrant’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2026 and June 30, 2026, as filed with the Commission on May 20, 2026 and October 23, 2026, respectively;
3.The Registrant’s Current Reports on Form 8-K filed with the Commission on February 18, 2026, March 20, 2026, April 14, 2026, April 16, 2026, April 21, 2026, May 14, 2026, June 25, 2026, and September 1, 2026;
4.The Registrant’s definitive Proxy Statement filed with the Commission on April 29, 2026; and
5.The description of the Registrant’s common stock filed as Exhibit 4.13 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2025, as filed with the Commission on April 14, 2026, including any amendment or report filed with the Commission for the purposes of updating that description.

Until such time that a post-effective amendment to this Registration Statement has been filed which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold at the time of such amendment, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which is also deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities

Not applicable.

 Item 5. Interests of Named Experts and Counsel

Not applicable.

Item 6. Indemnification of Directors and Officers

Under Delaware law, a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than one by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys’ fees actually and necessarily incurred as a result of such action or proceeding, if such director or officer acted, in good faith, for a purpose which such person reasonably believed to be, in, or not opposed to, the best interests of the corporation and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that such conduct was unlawful.

In the case of a derivative action, a Delaware corporation may indemnify any such person against expense, including attorneys’ fees actually and necessarily incurred by such person in connection with the defense or settlement of such action or suit if such director or officer if such director or officer acted, in good faith, for a purpose which such person reasonably believed to be, in or not opposed to, the best interests of the corporation, except that no indemnification will be made in respect on any claim, issue or matter as to which such person will have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the

State of Delaware or any other court in which such action was brought determines such person is fairly and reasonably entitled to indemnity for such expense.

Delaware law permits a corporation to include in its certificate of incorporation a provision eliminating or limiting a director’s liability to a corporation or its stockholders for monetary damages for breaches of fiduciary duty. Delaware law provides, however, that liability for breaches of the duty of loyalty, acts or omissions not in good faith or involving intentional misconduct, or knowing violation of the law, and the unlawful purchase or redemption of stock or payment of unlawful purchase or redemption of stock or payment of unlawful dividends or the receipt of improper personal benefits cannot be eliminated or limited in this manner.

The Registrant’s Third Amended and Restated Certificate of Incorporation, as amended, and Second Amended and Restated Bylaws provide that it will indemnify its directors to the fullest extent permitted by Delaware law and may, if and to the extent authorized by the Board of Directors, indemnify its officers and any other person whom it has the power to indemnify against any liability, reasonable expense or other matter whatsoever.

Any amendment, modification or repeal of the foregoing provisions shall be prospective only, and shall not affect any rights or protections of any of the Registrant’s directors existing as of the time of such amendment, modification or repeal.

The Registrant may also, at the discretion of the Board of Directors, purchase and maintain insurance to the fullest extent permitted by Delaware law on behalf of any of its directors, officers, employees or agents against any liability asserted against such person and incurred by such person in any such capacity.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing, the Registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7. Exemption from Registration Claimed

Not applicable.

Item 8. Exhibits

Exhibit No.	Document Description
5.1	Opinion of Pryor Cashman LLP*
23.1	Consent of CBIZ CPAs P.C.*
23.2	Consent of Marcum LLP*
23.3	Consent of Pryor Cashman LLP (included as part of Exhibit 5.1)*
24.1	Power of Attorney (included in the signature pages to this Registration Statement*
99.1	IP Strategy Holdings, Inc. 2024 Equity Incentive Plan, as amended (incorporated by reference to Exhibit 10.2 to the Company's Quarterly Report on Form 10-Q filed on October 23, 2026)
107	Filing Fee Table*

* Filed herewith.

Item 9. Undertakings

(a)The undersigned Registrant hereby undertakes:

(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act; and

(ii)    To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

(iii)    To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(2)That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act that are incorporated by reference in the Registration Statement.

(b)The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Gig Harbor, State of Washington, on October 23, 2026.

IP STRATEGY HOLDINGS, INC.
By:	/s/ Justin Stiefel
Justin Stiefel Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Justin Stiefel, Jennifer Stiefel and Michael Carrosino, his or her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him or her and his or her name, place and stead, in any and all capacities, to sign any or all amendments (including pre-effective and post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, including any Registration Statement filed pursuant to Rule 462(b) under the Securities Act of 1933, with the SEC, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of his or her substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in their capacities and on the dates indicated.

Signature	Title	Date
/s/ Justin Stiefel	Chairman and Chief Executive Officer	October 23, 2026
Justin Stiefel	(Principal Executive Officer)
/s/ Michael Carrosino	Executive Vice President, Finance and Chief Financial Officer	October 23, 2026
Michael Carrosino	(Principal Financial and Accounting Officer)
/s/ Jennifer Stiefel	Director	October 23, 2026
Jennifer Stiefel
/s/ Brian C. Jun	Director	October 23, 2026
Brian C. Jun
/s/ Christopher H. Smith	Director	October 23, 2026
Christopher H. Smith
/s/ Matthew J. Swann	Director	October 23, 2026
Matthew J. Swann
/s/ Eric S. Trevan	Director	October 23, 2026
Eric S. Trevan, Ph.D.
/s/ Andrew M. Varga	Director	October 23, 2026

Andrew M. Varga
/s/ Jeffrey P. Wensel	Director	October 23, 2026
Jeffrey P. Wensel, M.D., Ph.D.